Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-268414, 333-208324, 333-126958, 333-140042, 333-170395 and 333-283476 on Form S-8 and in Registration Statement Nos. 333-211968, 333-267371 and 333-283473 on Form S-3 of Lesaka Technologies, Inc. of our report dated July 22, 2024, relating to the financial statements of Adumo RF (Pty) Ltd incorporated by reference in this Current Report on Form 8-K dated December 2, 2024.

/s/ Deloitte & Touche

Deloitte & Touche

Johannesburg, South Africa

December 2, 2024